Exhibit 99.1

Wireless Telecom GroupINC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

SECOND QUARTER 2020 FINANCIAL RESULTS

NEWS RELEASE

Highlights for the quarter ended June 30, 2020:

○	Net revenues of $11.1 million
○	Gross Profit of $5.7 million, 51% Gross Margin
○	New Customer orders of $12.4 million
○	Two new customer software license contracts, including the first for NXP-based 5G solutions
○	New GTM strategy, addition of industry veteran to executive team as Chief Revenue Officer

August 13, 2020

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE American: WTT) (the “Company”) announced today results for the 2020 second quarter ended June 30, 2020.

Tim Whelan, CEO of Wireless Telecom Group, Inc., commented, “We are pleased with our second quarter financial results which reflect sequential new order growth of 18.5%, improved gross margins and greater contributions from software revenues. I am also excited to report we signed software agreements with two new customers, including our first customer for our NXP-based 5G solutions. We are seeing a high level of interest from potential customers who are looking to deploy 5G across a range of applications.”

Whelan continued, “While there continues to be a great deal of uncertainty, we are optimistic about the remainder of 2020 due to solid growth in our sales funnel, strong performance by the Holzworth acquisition, and improving gross margins across multiple product lines. Furthermore, the recent addition of Alfred Rodriguez, an industry veteran from Xilinx, as our new Chief Revenue Officer strengthens our executive leadership and is a key hire in implementing our unified go-to-market strategy.”

For the quarter ended June 30, 2020, the Company reported consolidated net revenues of $11,108,000, compared to $13,508,000 for the same period in 2019, a decrease of 17.8%, which was primarily due to the previously announced lower sales of digital signal processing hardware of $4.5 million in our Radio, Baseband and Software product group. This decrease was offset by increased LTE software license revenue of $500,000 compared to the prior year, as well as an increase in RF Components revenue of 5.1% compared to the prior year due to revenues from large projects. Test & Measurement revenue increased 40.1% from the prior year reflecting the inclusion of the Holzworth acquisition which contributed $1.9 million in revenue in the second quarter, which offset declines in other products due to reductions in capital expenditures by customers due to Covid 19.

New customer orders for the second quarter were $12,354,000 compared to $10,424,000 in the first quarter, an increase of 18.5%, reflecting the recent pivot in the Company’s go-to-market strategy and contribution from Holzworth. The Company’s consolidated backlog of firm orders to be shipped in the next twelve months was $6,219,000 at June 30, 2020, an increase of 26.9% compared to March 31, 2020.

The Company reported consolidated gross profit of $5,668,000 or 51.0% of revenue, for the quarter ended June 30, 2020, compared to $6,133,000 or 45.4% of revenue, for the same period in 2019. Gross margins increased in 2020 on lower costs due primarily to cost savings initiatives implemented at the beginning of 2020, the inclusion of higher margin Holzworth revenues, and favorable product mix of higher margin software.

For the quarter ended June 30, 2020, the Company reported consolidated operating expenses of $5,727,000, compared to $5,987,000 for the same period in 2019. The decrease resulted from cost savings initiatives implemented at the beginning of 2020, offset by higher investments in research and development in the area of 5G roadmap development and the addition of Holzworth operating expenses.

Net loss for the quarter ended June 30, 2020 was $668,000, compared to net income of $156,000 for the same period in 2019.

Non-GAAP Adjusted EBITDA for the quarter ended June 30, 2020 was $794,000, compared to $1,127,000 for the same period in 2019. The decrease in non-GAAP Adjusted EBITDA from the prior year is attributable to the decrease in revenues, which was only partially offset by improved gross profit margins and lower operating expenses. The Company’s explanation of Adjusted EBITDA and the reconciliation of Adjusted EBITDA to net income (loss) is set out below in this press release.

Corporate Initiatives

During the Company’s Annual Shareholders Meeting on June 4, 2020, management presented a strategy update, including a new go-to-market initiative reorganizing to a single segment with three product groupings: Radio, Baseband and Software Solutions, RF Components, and Test and Measurement Solutions.

As part of this new initiative the Company expanded its executive team to add a Chief Revenue Officer role who will lead consolidated global sales across all 3 product groupings, and on August 4, 2020, Alfred Rodriquez was appointed to this role. Mr. Rodriquez joins the Company from Xilinx and brings more than 20 years of leadership experience with deep, design-in solutions and signal processing products.

As previously disclosed, the Company’s long-term goals are:

●	Annual double-digit organic revenue growth;
●	50%+ gross margins; and
●	Adjusted EBITDA margins of 15% by 2024.

The slides and a recording of the presentation are available on the Company’s website.

Conference Call

As previously announced, Wireless Telecom Group Inc. will host a conference call today at 8:30 a.m. ET in which management will discuss second quarter results and related matters. To participate in the conference call, dial 800-346-7359 or 973-528-0008. The conference identification number is 715082. The call will also be webcast over the internet at the following URL:

https://www.webcaster4.com/Webcast/Page/1690/36457

A replay will be made available on the Wireless Telecom website for a limited period of time following the conference call.

Contact: Mike Kandell

(973) 386-9696

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

The Company defines EBITDA as its net earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is EBITDA excluding our stock compensation expense, restructuring charges, acquisition expenses, integration expenses, unrealized and realized foreign exchange gains and losses, purchase accounting adjustments, non-recurring legal fees associated with the Harris arbitration and other non-recurring costs. A reconciliation of net income to non-GAAP Adjusted EBITDA is included as an attachment to this press release.

The Company defines Adjusted EBITDA margin as Adjusted EBITA divided by revenue. The Company does not provide a forward-looking reconciliation of expected Adjusted EBITDA Margin because the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

GAAP operating expenses (“GAAP opex”) includes research and development expenses, sales and marketing expenses and general and administrative expenses. The Company defines non-GAAP Operating Expenses (“Non-GAAP Opex”) as GAAP opex excluding stock compensation expense, restructuring charges, acquisition expenses, integration expenses, depreciation and amortization expense, non-recurring legal fees associated with the Harris arbitration and other non-recurring costs and expenses.

The Company views Adjusted EBITDA, Adjusted EBITDA margin and Non-GAAP Opex as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe Adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash and non-recurring items, including items which do not directly correlate to our business operations.

The Company believes that Adjusted EBITDA and Non GAAP Opex metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management’s entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements include, among others, statements regarding the overall improving margins and opportunity for continued growth ahead, goals of organic double digit revenue growth, 50+% gross margins and Adjusted EBITDA margins of 15% by 2024. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including, among others, the impact of the coronavirus outbreak on customer orders, supply chain and the Company’s operations; the ability of the Company to obtain forgiveness of the PPP loan pursuant to the CARES Act and provisions of the PPP; the demand for private 4G LTE and 5G private networks; the loss of any significant customers of the Company; the ability of management to successfully implement the Company’s business plan and strategy; management’s ability to integrate the Holzworth business successfully; the impact of competitive products and pricing; as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as supplemented and revised by the risks and uncertainties set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, as except as required by law.

About Wireless Telecom Group, Inc.

Wireless Telecom Group, Inc., comprised of Boonton, CommAgility, Holzworth, Microlab and Noisecom, is a global designer and manufacturer of advanced RF and microwave components, modules, systems, and instruments. Serving the wireless, telecommunication, satellite, military, aerospace, semiconductor and medical industries, Wireless Telecom Group products enable innovation across a wide range of traditional and emerging wireless technologies. With a unique set of high-performance products including peak power meters, signal generators, phase noise analyzers, signal processing modules, LTE PHY/stack software, power splitters and combiners, GPS repeaters, public safety components, noise sources, and programmable noise generators, Wireless Telecom Group enables the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wirelesstelecomgroup.com.

Wireless Telecom GroupINC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(In thousands, except per share amounts, Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2020	2019	2020	2019
NET REVENUES	$11,108	$13,508	$20,536	$26,540

COST OF REVENUES	5,440	7,375	10,441	14,681

GROSS PROFIT	5,668	6,133	10,095	11,859

Operating Expenses
Research and Development	1,675	1,499	3,254	3,213
Sales and Marketing	1,661	2,027	3,379	3,964
General and Administrative	2,391	2,461	4,878	4,933
Total Operating Expenses	5,727	5,987	11,511	12,110

Operating Income/(Loss)	(59)	146	(1,416)	(251)

Other Income	56	135	295	165
Interest Expense	(246)	(73)	(471)	(188)

Income/(Loss) before taxes	(249)	208	(1,592)	(274)

Tax Provision/(Benefit)	419	52	225	(86)

Net Income/(Loss)	$(668)	$156	$(1,817)	$(188)

Other Comprehensive Income/(Loss):
Foreign Currency Translation Adjustments	(36)	(380)	(971)	(75)
Comprehensive Income/(Loss)	$(704)	$(224)	$(2,788)	$(263)

Earnings/(Loss) Per Share:
Basic	$(0.03)	$0.01	$(0.08)	$(0.01)
Diluted	$(0.03)	$0.01	$(0.08)	$(0.01)

Weighted Average Shares Outstanding:
Basic	21,707	20,973	21,626	20,973
Diluted	21,707	21,593	21,626	20,973

In periods with a net loss, the basic loss per share equals the diluted loss per share as all common stock equivalents are excluded from the per share calculation because they are anti-dilutive.

CONSOLIDATED BALANCE SHEET

(In thousands, except number of shares and par value)

	(Unaudited)
	June 30 2020	December 31 2019
CURRENT ASSETS
Cash & Cash Equivalents	$2,894	$4,245
Accounts Receivable - net of reserves of $71 and $69, respectively	8,002	6,152
Inventories - net of reserves of $1,027 and $969, respectively	8,651	7,325
Prepaid Expenses and Other Current Assets	1,952	1,871
TOTAL CURRENT ASSETS	21,499	19,593

PROPERTY PLANT AND EQUIPMENT - NET	1,938	2,147

OTHER ASSETS
Goodwill	14,427	10,069
Acquired Intangible Assets, net	5,202	2,219
Deferred Income Taxes	5,318	6,013
Right Of Use Assets	1,956	1,436
Other	1,445	874
TOTAL OTHER ASSETS	28,348	20,611

TOTAL ASSETS	$51,785	$42,351

CURRENT LIABILITIES
Short Term Debt	$454	$2,696
Accounts Payable	2,328	2,227
Short Term Leases	530	440
Accrued Expenses and Other Current Liabilities	6,378	2,657
Deferred Revenue	93	42
TOTAL CURRENT LIABILITIES	9,783	8,062

LONG TERM LIABILITIES
Long Term Debt	9,260	-
Long Term Leases	1,473	1,018
Other Long Term Liabilities	95	77
Deferred Tax Liability	470	503
TOTAL LONG TERM LIABILITIES	11,298	1,598

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred Stock, $.01 par value, 2,000,000 shares authorized, none issued	-	-
Common Stock, $.01 par value, 75,000,000 shares authorized 34,835,571 and 34,488,252 shares issued, 21,647,571 and 21,300,252 shares outstanding	348	345
Additional Paid in Capital	49,884	49,062
Retained Earnings	5,327	7,142
Treasury Stock at Cost, 13,188,000 shares	(24,535)	(24,509)
Accumulated Other Comprehensive Income	(320)	651
TOTAL SHAREHOLDERS’ EQUITY	30,704	32,691

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$51,785	$42,351

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands, unaudited)

	For the Six Months
	Ended June 30
	2020	2019
CASH FLOWS USED BY OPERATING ACTIVITIES
Net Loss	$(1,817)	$(188)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and Amortization	1,049	1,196
Amortization of Debt Issuance Fees	137	31
Share-based Compensation Expense	210	400
Deferred Rent	(14)	(12)
Deferred Income Taxes	695	(146)
Provision for Doubtful Accounts	2	18
Inventory Reserves	90	137
Changes in Assets and Liabilities, Net of Acquisition:
Accounts Receivable	(1,351)	(968)
Inventories	(260)	(1,776)
Prepaid Expenses and Other Assets	(110)	899
Accounts Payable	16	2,046
Payment of Contingent Consideration	-	(772)
Accrued Expenses and Other Liabilities	737	(883)
Net Cash Used by Operating Activities	(616)	(18)

CASH FLOWS USED BY INVESTING ACTIVITIES
Capital Expenditures	(100)	(261)
Acquisition of Business, Net of Cash Acquired	(7,189)	(426)
Net Cash Used by Investing Activities	(7,289)	(687)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Revolver Borrowings	16,856	18,594
Revolver Repayments	(18,840)	(17,642)
Term Loan Borrowings	8,400	-
Term Loan Repayments	(384)	(76)
Debt Issuance Fees	(1,261)	-
Paycheck Protection Program Loan	2,045
Payment of Contingent Consideration	-	(782)
Shares Withheld for Employee Taxes	(26)	-
Net Cash Provided by Financing Activities	6,790	94

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(236)	3
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(1,351)	(608)

Cash and Cash Equivalents, at Beginning of Period	4,245	5,015

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$2,894	$4,407

SUPPLEMENTAL INFORMATION:
Cash Paid During the Period for Interest	$347	$97
Cash Paid During the Period for Income Taxes	$40	$53

NET REVENUE AND GROSS PROFIT BY PRODUCT GROUP

(In thousands, Unaudited)

	Three months ended June 30,
	Revenue		% of Revenue		Change
	2020	2019	2020	2019	Amount	Pct.
RF Components	$5,862	$5,575	52.7%	41.3%	$287	5.1%
Test and Measurement	4,471	3,192	40.3%	23.6%	1,279	40.1%
Radio, Baseband, Software	775	4,741	7.0%	35.1%	(3,966)	-83.7%
Total Net Revenues	$11,108	$13,508	100.0%	100.0%	$(2,400)	-17.8%

.	Three months ended June 30,
	Gross Profit		Gross Profit %		Change
	2020	2019	2020	2019	Amount	Pct.
RF Components	$2,708	$2,402	46.2%	43.1%	$306	12.7%
Test and Measurement	2,364	1,775	52.9%	55.6%	589	33.2%
Radio, Baseband, Software	596	1,956	76.9%	41.3%	(1,360)	-69.5%
Total Gross Profit	$5,668	$6,133	51.0%	45.4%	$(465)	-7.6%

	Six months ended June 30,
	Revenue		% of Revenue		Change
	2020	2019	2020	2019	Amount	Pct.
RF Components	$10,137	$11,333	49.4%	42.7%	$(1,196)	-10.6%
Test and Measurement	8,216	6,222	40.0%	23.4%	1,994	32.0%
Radio, Baseband, Software	2,183	8,985	10.6%	33.9%	(6,802)	-75.7%
Total Net Revenues	$20,536	$26,540	100.0%	100.0%	$(6,004)	-22.6%

	Six months ended June 30,
	Gross Profit		Gross Profit %		Change
	2020	2019	2020	2019	Amount	Pct.
RF Components	$4,649	$4,790	45.9%	42.3%	$(141)	-2.9%
Test and Measurement	4,269	3,343	52.0%	53.7%	926	27.7%
Radio, Baseband, Software	1,177	3,726	53.9%	41.5%	(2,549)	-68.4%
Total Gross Profit	$10,095	$11,859	49.2%	44.7%	$(1,764)	-14.9%

RECONCILIATION OF NET INCOME TO NON-GAAP EBITDA AND NON-GAAP ADJUSTED EBITDA

(In thousands, Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2020	2019	2020	2019
GAAP Net Income/(Loss), as reported	$(668)	$156	$(1,816)	$(188)
Tax Provision/(Benefit)	418	52	225	(86)
Depreciation and Amortization Expense	525	647	1,049	1,196
Interest Expense	246	73	471	188
Non-GAAP EBITDA	521	928	(71)	1,110
Stock Compensation	128	191	210	400
Merger and Acquisition/Integration	37	-	228	-
Restructuring Costs	-	-	73	-
Inventory Impairment Recovery	(12)	(2)	(13)	(4)
US GAAP Purchase Accounting	114	-	290	-
FX (Gain)/Loss	4	(114)	(235)	(149)
Non Recurring Arbitration Legal Costs	2	124	3	124
Non-GAAP Adjusted EBITDA	$794	$1,127	$485	$1,481

RECONCILIATION OF GAAP OPEX TO NON-GAAP OPEX

(In thousands, Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2020	2019	2020	2019
GAAP Opex	$5,727	$5,987	$11,510	$12,110
Stock Compensation	(128)	(190)	(210)	(400)
Merger and Acquisition/Integration	(37)	-	(228)	-
Restructuring Costs	-	-	(73)	-
US GAAP Purchase Accounting	-	-	(100)	-
Depreciation & Amortization (ex. COGS)	(432)	(584)	(877)	(1,058)
Non Recurring Arbitration Legal Costs	(2)	(124)	(3)	(124)
Non GAAP Opex	$5,128	$5,089	$10,019	$10,528